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                                  May 30, 1997

Allmerica Financial Life Insurance and Annuity Company
440 Lincoln Street
Worcester, MA 01653

Gentlemen:

In my capacity as Counsel of Allmerica Financial Life Insurance and Annuity Company (the "Company"), I have participated in the preparation of the Pre-Effective Amendment to the Registration Statement of the Fulcrum Variable Life Separate Account on Form N-8B-2 under the Investment Company Act of 1940 and on Form S-6 under the Securities Act of 1933, with respect to the variable life policies funded by the Fulcrum Variable Life Separate Account.

I am of the following opinion:

1. Fulcrum Variable Life Separate Account is a separate account of the Company validly existing pursuant to the Delaware Insurance Code and the regulations issued thereunder.

2. The assets held in Fulcrum Variable Life Separate Account equal to the reserves and other policy liabilities of the Policies which are supported by the Fulcrum Variable Life Separate Account are not chargeable with liabilities arising out of any other business the Company many conduct.

3. The Variable Life policies, when issued in accordance with the Prospectus contained in the S-6 Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate. I hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment to the Registration Statement of Fulcrum Variable Life Separate Account filed under the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ Sheila B. St. Hilaire

                                                      Sheila B. St. Hilaire
                                                      Counsel